UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 403 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [ ]

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2019 (the “Retirement Date”), Julie Loosbrock, Senior Vice President, Human Resources of Deluxe Corporation (the “Company”), will retire from the Company. Pursuant to the terms of a severance agreement (the “Severance Agreement”) between the Company and Ms. Loosbrock entered into on September 3, 2008 (the form of which was previously filed by the Company with the Securities and Exchange Commission), Ms. Loosbrock will be entitled to receive severance payments as further described below, subject to her entering into a separation agreement and release of claims with the Company (the “Separation Agreement”) and a second release of claims with the Company (the “Second Release”).

In connection with Ms. Loosbrock’s departure, pursuant to the terms of the Severance Agreement, and assuming that Ms. Loosbrock enters into a Separation Agreement and a Second Release with the Company, she will be entitled to receive: (i) 12 months of her current salary, payable in accordance with the Company’s normal payroll practices, (ii) for the six months commencing on the anniversary of the first payment made under clause (i), the difference, if any, by which her current monthly salary or self-employment income exceeds her then-monthly salary, (iii) up to $25,000 of executive-level outplacement services, and (iv) a one-time, lump-sum payment of $13,000, at the conclusion of the rescission period to be set forth in the Second Release. The terms of the Separation Agreement also include standard confidentiality and non-solicitation provisions, and a twelve (12)-month standard non-compete agreement.

Additionally, pursuant to the terms of a retention agreement entered into by the Company and Ms. Loosbrock on April 30, 2018, and provided that she enters into and does not rescind a release of claims, she will also be entitled to receive a retention bonus of an amount equal to 18 months of her base salary, less withholding, within 15 days following the expiration of the applicable rescission period of the Second Release.

Ms. Loosbrock will also be provided the opportunity to provide transition services to the Company from March 11, 2019 through the Retirement Date. To the extent applicable, Ms. Loosbrock will be eligible for benefits under the Company’s pension and deferred compensation plans according to the terms of such plans.

Ms. Loosbrock will be deemed to have attained “Qualified Retiree Status” (as such term is defined in the Company’s retirement guidelines and for the purpose of such retirement guidelines) as of the Retirement Date solely with regard to the following equity and incentive rewards: (i) subject to achievement of applicable goals, Ms. Loosbrock will be entitled to be paid the pro-rated (based on the Retirement Date) cash value of her 2019 Annual Incentive Plan award; (ii) all of Ms. Loosbrock’s outstanding unvested restricted stock units will vest as of the Retirement Date, (iii) all of Ms. Loosbrock’s outstanding unvested stock options will vest as of the Retirement date, with an exercise period ending on the later of the original option expiration date or April 30, 2022, and (iv) Ms. Loosbrock will receive pro-rated amounts of the performance share units granted to her in 2017 and 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Chief Administrative Officer,
Senior Vice President and
General Counsel

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